EXHIBIT (A)

                            GABELLI VALUE FUND, INC.
                             ARTICLES SUPPLEMENTARY

         GABELLI VALUE FUND, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: In accordance with procedures established in the Corporation's Charter and pursuant to Section 2-208 of Maryland General Corporation Law, the Board of Directors of the Corporation, by resolution dated November 19, 2003, duly approved the reclassification of fifty million (50,000,000) Class A Series Shares of the authorized Common Stock of the Corporation as follows:


 FORMER CLASSIFICATION     NEW CLASSIFICATION       AUTHORIZED SHARES ALLOCATED
 ---------------------     ------------------       ---------------------------
 Gabelli  Value Fund -     Gabelli Value Fund -     50,000,000
 Class A Series Shares     Class I Series Shares


         SECOND: The shares of the Corporation reclassified pursuant to Article First of these Articles Supplementary have been classified by the Board of Directors under the authority contained in the Charter of the Corporation.

         THIRD: Immediately prior to the effectiveness of these Articles Supplementary of the Corporation, the Corporation had authority to issue three-hundred million (300,000,000) shares of Common Stock of the par value of $0.001 per share and of the aggregate par value of three-hundred thousand dollars ($300,000), classified as follows:

                        PREVIOUS CLASSIFICATION OF SHARES

     NAME OF PORTFOLIO       CLASS DESIGNATION       NUMBER OF SHARES CLASSIFIED
     -----------------       -----------------       ---------------------------
    Gabelli Value Fund     Class A Series Shares             150,000,000

    Gabelli Value Fund     Class B Series Shares             100,000,000

    Gabelli Value Fund     Class C Series Shares             50,000,000


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         As supplemented  hereby,  the  Corporation's  Articles of Incorporation authorize the issuance of three-hundred million (300,000,000) shares of Common Stock of the par value of $0.001 per share and of the aggregate par value of three-hundred thousand dollars ($300,000), classified as follows:

                         CURRENT CLASSIFICATION OF SHARES

     NAME OF PORTFOLIO       CLASS DESIGNATION       NUMBER OF SHARES CLASSIFIED
     -----------------       -----------------       ---------------------------

     Gabelli Value Fund     Class A Series Shares           100,000,000

     Gabelli Value Fund     Class B Series Shares           100,000,000

     Gabelli Value Fund     Class C Series Shares           50,000,000

     Gabelli Value Fund     Class I Series Shares           50,000,000


         FOURTH: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each share of each class of the Corporation shall be subject to all provisions of the Articles of Incorporation, relating generally to the Corporation's Common Stock and to the following:



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         (a) The following definitions shall apply:

(i) "CDSC Shares" shall mean the Shares of any Class subject to a contingent deferred sales charge.

               (ii) "Class" shall mean one of the separate classes of Shares of the Corporation designated as such by these Articles Supplementary.

               (iii)  "Class A Series  Shares"  shall  mean  the  Shares  of the
                      Corporation   designated   as  such  by   these   Articles
                      Supplementary.

               (iv)   "Class B Series  Shares"  shall  mean  the  Shares  of the
                      Corporation   designated   as  such  by   these   Articles
                      Supplementary.

               (v)    "Class C Series  Shares"  shall  mean  the  Shares  of the
                      Corporation   designated   as  such  by   these   Articles
                      Supplementary.

               (vi)   "Class I Series  Shares"  shall  mean  the  Shares  of the
                      Corporation   designated   as  such  by   these   Articles
                      Supplementary.

               (vii) "Rule 18f-3 Plan" shall mean the plan approved by the Directors and as amended from time to time, in accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended, pursuant to which the Corporation may issue multiple classes of shares with varying front-end sales charges, contingent deferred sales charges, distribution fees and service fees.

         (b) In accordance with Article V(5) of the Articles of Incorporation:

             (i) The assets attributable to each Class of Shares and the liabilities attributable to each Class of Shares shall be based upon the allocations required by the Rule 18f-3 Plan.


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             (ii) All dividends and  distributions on each Class of Shares shall be distributed pro rata to the holders of Shares of that Class in proportion to the number of Shares of that Class held by such holders at the date and time of record established for the payment of such dividends or distributions and such dividends and distributions need not be pro rata with respect to dividends and distributions paid to Shares of any other Class. Dividends and distributions shall be paid with respect to Shares of a given Class only out of lawfully available assets attributable to such Class.

             (iii)Each Class B Series Share shall be convertible  automatically, and without any action or choice on the part of the holder thereof, into Class A Series Shares (or fractions thereof) pursuant to such terms, conditions and restrictions as may be established by the Directors and set forth from time to time in the Prospectus of the Corporation with respect to the Class B Series Shares.

             (iv) The  number of Class A Series  Shares  into which each Class B
                  Series Share shall convert pursuant to the foregoing paragraph shall equal the number (including for this purpose fractions of a Share) obtained by dividing the net asset value per share of the Class B Series Shares for purposes of sales and redemptions thereof on the date of such conversion (the
                  "Conversion Date") by the net asset value per share of the Class A Series Shares for purposes of sales and redemptions thereof on the Conversion Date.

             (v) On the Conversion Date, the Class B Series Shares which convert into Class A Series Shares will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive dividends declared prior to the Conversion Date but unpaid as of the Conversion Date) will cease. Certificates representing Class A Series Shares resulting from conversion may be issued pursuant to such terms and conditions as may be established from time to time by the Directors.


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             (vi) Shareholders of a particular  Class of the  Corporation  shall not be entitled to vote on any matter that affects only one or more other Classes and shall be the only shareholders entitled to vote on matters submitted to shareholders affecting the Distribution Fees or Service Fees relative to the Class or other matters affecting only the Class.

             (vii)Shareholders  shall have separate  voting rights on any matter submitted to shareholders in which the interest of one Class differs from the interests of any other Class.

         (c) The method of determining the purchase price and the price, terms and manner of redemption of each Class of Shares shall be established by the Directors in accordance with the provisions of the Articles of Incorporation, these Articles Supplementary and the Rule 18f-3 Plan and shall be set forth in the Prospectus of the Corporation with respect to each Class of Shares, as amended from time to time, under the Securities Act of 1933, as amended.


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         IN WITNESS  WHEREOF,  the Gabelli  Value Fund,  Inc.  has caused  these
Articles  Supplementary  to be  signed,  and  witnessed,  in its name and on its
behalf  by  its  undersigned   officers  who  acknowledge  that  these  Articles
Supplementary are the act of the Corporation; that to the best of their knowledge, information, and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects; and that this statement is made under the penalties of perjury.

Date:  April 28, 2005
                                GABELLI VALUE FUND, INC.

                                By:  /S/ BRUCE ALPERT
                                Name:  Bruce Alpert
                                Title: President

WITNESS:


By:  /S/ TERESA M.R. HAMLIN
Name: Teresa M.R. Hamlin
Title:   Assistant Secretary